                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES

                            SWEETHEART HOLDINGS INC.

                                                                 Jurisdiction of
Name                                                             Incorporation
----                                                             -------------
Sweetheart Cup Company Inc. ...................................... Delaware


                           SWEETHEART CUP COMPANY INC.

                                                                 Jurisdiction of
Name                                                             Incorporation
----                                                             -------------


Lily Canada Holding Corporation..................................  Delaware
Lily Cups Inc. ..................................................  Ontario
Global Cup, S.A. de C.V. ........................................  Mexico
Servicios Tanairi, S.A. de C.V. .................................  Mexico